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       THE UNIVERSAL INSTITUTIONAL FUND, INC. - U.S. REAL ESTATE PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

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                                                             AMOUNT OF   % OF     % OF
               PURCHASE/          OFFERING     TOTAL          SHARES  OFFERING   FUNDS
   SECURITY      TRADE    SIZE OF PRICE OF   AMOUNT OF      PURCHASED PURCHASED  TOTAL
   PURCHASED     DATE    OFFERING  SHARES     OFFERING       BY FUND   BY FUND  ASSETS        BROKERS       PURCHASED FROM
-------------- --------- -------- -------- ---------------- --------- --------- ------ -------------------- --------------
     HRPT       03/18/10    --     $ 7.250 $   30,000,000.00    91,590    0.30%    0.12%    Morgan Stanley,   Wachovia/Wells
  Properties                                                                              Citi, Wells Fargo      Fargo
     Trust                                                                                    Securities,
                                                                                         Jefferies & Company,
                                                                                            Morgan Keegan &
                                                                                          Company, Inc., RBC
                                                                                         Capital Markets, UBS
                                                                                            Investment Bank,
                                                                                           Janney Montgomery
                                                                                         Scott, Oppenheimer &
                                                                                                  Co.

 AMB Property   04/07/10    --     $27.500 $   15,800,000.00   55,960    0.35%    0.28% Morgan Stanley, J.P.  BofA Merrill
     Corp.                                                                              Morgan, BofA Merrill      Lynch
                                                                                        Lynch, Daiwa Capital
                                                                                        Markets, ING, Scotia
                                                                                           Capital, Credit
                                                                                         Agricole CIB, HSBC,
                                                                                           Mitsubishi UFJ
                                                                                          Securities, PNC
                                                                                                Capital

 Biomed Realty  04/14/10    --     $17.250 $   11,500,000.00   22,320    0.19%    0.07%    Raymond James,     Raymond James
  Trust Inc.                                                                             Morgan Stanley,UBS   & Associates
                                                                                          Investment Bank,
                                                                                             Wells Fargo
                                                                                         Securities, Keybanc
                                                                                          Capital Markets,
                                                                                     Baird, Creit Suisse,
                                                                                         Deutsche Bank
                                                                                        Securities, RBC
                                                                                       Capital Markets,
                                                                                          RBS, Stifel
                                                                                         Nicolaus, BMO
                                                                                        Capital Markets
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
HUDSON PACIFIC  06/23/10    --     $17.000 $12,800,000.00  156,290    1.22%    0.49% BOFA MERRILL LYNCH,     BARCLAYS
  PROPERTIES                                                                           BARCLAYS CAPITAL,
                                                                                        MORGAN STANLEY,
                                                                                          WELLS FARGO
                                                                                        SECURITIES, BMO
                                                                                       CAPITAL MARKETS,
                                                                                        KEYBANC CAPITAL
                                                                                            MARKETS
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